CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 2-92285 and 811-4074) of General New York Municipal Bond Fund, Inc.

                                          [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
February 19, 2002